Exhibit 10.09

NORTONLIFELOCK INC.
PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
RECITALS
A.The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of NortonLifeLock Inc. (the “Company”) and its Subsidiaries and Affiliates. The term “Company” shall include any successor to NortonLifeLock Inc., as well as its Subsidiaries and Affiliates.
B.The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this Performance Based Restricted Stock Unit Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of Common Stock in the form of Performance Based Restricted Stock Units (each, a “CAGR PRU”).
C.All capitalized terms in this Agreement shall have the meaning assigned to them in Appendix A or B attached hereto. All undefined terms shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Performance Based Restricted Stock Units. The Company hereby awards to the Participant CAGR PRUs under the Plan. Each CAGR PRU represents the right to receive one share of Common Stock on vesting based on achievement of the performance objectives set forth in Appendix B (each, a “Share”), subject to the provisions of this Agreement (including any Appendices hereto). The number of Shares subject to this Award, the applicable vesting schedule for the CAGR PRUs and the Shares, the dates on which those vested Shares shall be issued to Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement (including any Appendices hereto).
AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Notice of Grant of Award (the “Notice of Grant”).
Vesting Schedule:
The Shares shall vest pursuant to the schedule set forth on Appendix B hereto.
Subject to the provisions of Appendix B hereto, the Shares that may be earned on each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional Shares shall vest following the Participant’s Termination.

Issuance Schedule	The Shares in which the Participant vests shall be issuable as set forth in Paragraph 6. However, the actual number of vested Shares to be issued will be subject to the provisions of Paragraph 7 (pursuant to which the applicable withholding taxes are to be collected) and Appendix B.
2.Limited Transferability. This Award, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with this Agreement and the Plan.
3.Cessation of Service. Subject to the provisions of Appendix B hereto, should the Participant’s service as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the CAGR PRUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled CAGR PRUs and the Participant’s right to receive CAGR PRUs and vest under the Plan in respect thereof, if any, will terminate effective as of the date that the Participant is no longer actively providing service. For purposes of service, transfer of employment between the Company and any Subsidiary or Affiliate shall not constitute Termination of Service. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.
4.Corporate Transaction. Subject to the provisions of Appendix B hereto:
a.In the event of a Corporate Transaction, any or all outstanding CAGR PRUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the CAGR PRUs).
b.In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Paragraph 4(a) above) pursuant to a Corporate Transaction, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.
c.Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these CAGR PRUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.
d.This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
6.Issuance of Shares of Common Stock.
a.As soon as practicable following the applicable vesting date of any portion of the CAGR PRU (including the date (if any) on which vesting of any portion of this CAGR PRU accelerates), the Company shall issue to, or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock that so vested, subject, however, to the provisions of Paragraph 7 pursuant to which the applicable withholding taxes are to be collected. In no event shall the date of settlement (meaning the date that shares of Common Stock are issued) be later than two and one half (2½) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs.
b.If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled during the seventh month following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.
c.In no event shall fractional Shares be issued.
d.The holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the CAGR PRUs until the Award holder becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax Obligations (as defined below).
7.Tax Obligations. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations shall occur at the time the Participant receives a distribution of Common Stock or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by any of the following methods: (1) in the event the CAGR PRU is to be settled in part in cash rather than settled in full in Shares, withholding from the cash to be distributed to the Participant in settlement of this Award, (2) permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (3) withholding Shares that are otherwise to be issued and delivered to the Participant under this Award in satisfaction of the Tax Obligations up to the maximum statutory amount. In addition, to the extent this Award is not settled in cash, the Company is authorized to satisfy any Tax Obligations by withholding for the Tax Obligations from wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment to the Company if the Committee determines in good faith at the time the Tax Obligations arise that withholding pursuant to the foregoing alternatives (2) and (3) above are not in the best interest of the Company or the Participant. In the event the Tax Obligations arise prior to the delivery to the Participant of Common Stock or it is determined after the delivery of Shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, the Participant shall indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Obligations as described in this Paragraph 7.
8.Compliance with Laws and Regulations.
a.The issuance of shares of Common Stock pursuant to the CAGR PRU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto, and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
b.The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
9.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries designated by Participant.
10.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement (as may be updated from time to time by written notice from the Participant). All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.Construction. This Agreement and the Notice of Grant evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the CAGR PRU.
12.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to, and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
13.Excess Shares. If the Shares covered by this Agreement exceed, as of the date the CAGR PRU is granted, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
14.Employment At-Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service with the Company at any time for any reason, with or without cause.
15.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, CAGR PRUs granted under the Plan or future CAGR PRUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the parties have executed this Agreement on this ____ date of ____________, 2021.

NORTONLIFELOCK INC.

By:
Title:	CEO
Address:	60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ 85281

PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS
The following definitions shall be in effect under the Agreement:
1.Agreement shall mean this Performance Based Restricted Stock Unit Award Agreement.
2.Award shall mean the award of CAGR PRUs made to the Participant pursuant to the terms of this Agreement.
3.Award Date shall mean the date the CAGR PRUs are granted to Participant pursuant to the Agreement and shall be the date indicated in the Notice of Grant.
4.Code shall mean the Internal Revenue Code of 1986, as amended.
5.Committee shall mean the Compensation and Leadership Development Committee of the Company Board of Directors.
6.Corporate Transaction shall mean
(a)a dissolution or liquidation of the Company,
(b)a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants),
(c)a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,
(d)the sale of substantially all of the assets of the Company, or
(e)any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
7.Common Stock shall mean shares of the Company’s common stock, par value $0.01 per share.
8.Notice of Grant shall mean such notice as provided by the Stock Administration Department of the Company, or such other applicable department of the Company, providing Participant with notice of the issuance of an CAGR PRU award pursuant to the Plan and terms of this Agreement.
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9.Participant shall mean the person named in the Notice of Grant relating to the CAGR PRUs covered by this Agreement.
10.Plan shall mean the Company’s 2013 Equity Incentive Plan, as the same may be amended from time to time.

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APPENDIX B

Performance Schedule
The number of CAGR PRUs that will be earned shall be based on the metrics set forth below. Terms not otherwise defined in Appendix A or B shall have the meaning ascribed to them in the Plan.
1. Grant of CAGR Performance Based Restricted Stock Units.

Subject to the terms and conditions of the Agreement, the Notice of Grant and the Plan, the Company hereby grants to the Participant a number of CAGR PRUs set forth in the Notice of Grant (the “CAGR PRU Grant”), subject to vesting terms as set forth below.

2. Performance Metrics.

This Agreement covers the Revenue CAGR component of the FY22 PRUs granted to the Participant. The Participant can earn the CAGR PRUs based on the Company’s performance over the three-year period set forth in the Notice of Grant hereafter referred to as the “Performance Period” as follows:

(a) Two-Year CAGR. Following the last day of the Company’s fiscal year ending March 31, 2023 (“FY23”) the Company shall determine the percentage achievement level from based upon the Company’s two-year Revenue CAGR growth for the two-year period ending on March 31, 2023 (“Two-Year CAGR Performance”). For the avoidance of doubt, the Two-Year CAGR Performance period shall begin on April 3, 2021 and end on March 31, 2023 (the “Two-Year CAGR Performance Period”). Two-Year CAGR Performance between the Threshold Level and Maximum Level will be determined based on an interpolation between the applicable performance levels.

Performance Levels	Two-Year Revenue CAGR Percentage Growth	Year Two Performance Percentage
Threshold
Target
Maximum

(b) Three-Year CAGR. Following the last day of the Company’s fiscal year ending March 29, 2024 (“FY24”) the Company shall determine the percentage achievement level from based upon the Company’s three-year Revenue CAGR growth for the three-year period ending March 29, 2024 (“Three-Year CAGR Performance”). For the avoidance of doubt, the Three-Year CAGR Performance period shall begin on April 3, 2021 and end on March 29, 2024 (the “Three-Year CAGR Performance Period”). Three-Year CAGR Performance between the Threshold Level and Maximum Level will be determined based on an interpolation between the applicable performance levels.

Performance Levels	Two-Year Revenue CAGR Percentage Growth	Year Two Performance Percentage
Threshold
Target
Maximum

(c) Final Achievement. At the end of the Performance Period, the number of PRUs earned shall be calculated using the higher of the Two-Year CAGR Performance and the Three-Year CAGR Performance. Nothing in this Section or elsewhere in the Agreement shall be read as allowing the Participant to earn more than of the CAGR PRU Grant during the Performance Period.

Notwithstanding anything to the contrary in this Appendix B, the Committee may, in its sole discretion, adjust the CAGR Performance goal(s) to account for strategic transactions to the extent the Committee determines to be reasonable or appropriate.

3. Committee Certification and Vesting of CAGR PRUs.
As soon as practicable following the completion of FY24, the Committee shall determine and certify in writing the Performance Level that has been attained for the CAGR Performance goal, the CAGR Performance Percentage and the number of CAGR PRUs that are eligible to vest based on the CAGR Performance Percentage. Notwithstanding the foregoing, if pursuant to Section 5, the CAGR PRUs cease to be subject to the Performance Levels, certification by the Committee shall no longer be required for the CAGR PRUs to become vested pursuant to Section 5. The Committee’s determination of the number of earned and vested CAGR PRUs shall be binding on the Participant.
The earned CAGR PRUs will vest on the day following the last day of the Performance Period, subject to (i) Committee certification as set forth above and (ii) the Participant’s continued employment through the day following the last day of the Performance Period, except as provided in Sections 5 and 6 below.
4. Timing of Settlement.
Subject to Section 5 and 6 below, the following settlement provisions shall apply.
The CAGR PRUs, to the extent vested, shall be settled as soon as reasonably practicable following the end of the Performance Period.
5. Change of Control.
In the event of a Corporate Transaction constituting a Change of Control, where the Participant’s CAGR PRUs are assumed or substituted consistent with Section 4(a) of the Award Agreement, the Participant’s CAGR PRUs will, to the extent applicable, be subject to the acceleration provisions of Section 1 of the Executive Retention Plan (as well as all other provisions of such plan, including Section 3 thereof), provided that if a qualifying termination under the Executive Retention Plan occurs prior to or during FY22, the applicable CAGR Performance Percentage shall in all cases be 100%, notwithstanding any other higher performance then-predicted or expected. For the avoidance of the doubt, the foregoing acceleration provisions assume a qualifying termination following such Change of Control as set forth in Section 1 of the Executive Retention Plan.
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In the event of a Corporate Transaction constituting a Change of Control, where the successor corporation fails to assume the Participant’s CAGR PRUs or substitute an equivalent award such that Section 4(b) of the Notice of Grant applies and the Award expires, the CAGR PRUs will accelerate and become immediately payable with an Revenue CAGR Performance Percentage of , notwithstanding any other higher performance then-predicted or expected.
6. Death, Disability and Involuntary Termination.
If the Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates for any reason other than death or Disability prior to the end of FY22, the CAGR PRUs shall be immediately cancelled without consideration.
If a Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates by reason of an Involuntary Termination other than for Cause during the Performance Period but after the end of FY22, and provided that the Participant returns and makes effective a general release of claims in favor of the Company (and any majority or greater owned subsidiary) within 60 days following such termination of employment, then the number of CAGR PRUs will accelerate and become immediately payable based on the granted CAGR PRUs at target level multiplied by the Proration Factor.
If, at any point while the award is outstanding, the Participant’s employment with the Company terminates by reason of death or Disability, the award shall vest in full as of immediately prior to such termination.
For purposes of service, transfer of employment between the Company and any Subsidiary or Affiliate shall not constitute a Termination of Service. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.
7. Forfeiture and Clawback Provision
All benefits hereunder shall be subject to the provisions of any recoupment or clawback policy adopted by the Board or required by law, including but not limited to, any requirement to recoup or require forfeiture of any Covered Amounts as a result of a financial restatement by the Company due to fraud or intentional misconduct to the extent such Covered Amounts would not have been granted, vested, paid or otherwise received had the financial results been calculated based on the Company’s financial statements as restated.

In addition, the Board or Committee shall, in such circumstances as it deems appropriate, recoup or require forfeiture of any Covered Amounts in the event of (i) the Participant’s act or omission resulting in a violation of the Company’s Code of Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers or other Company policy, provided that such act or omission occurs following the effective date of the applicable Code or policy, or any amendment to such Code or policy; (ii) the adjustment of quarterly or annual financial statements (whether audited or unaudited) for any of the Company’s fiscal years during the Performance Period to correct one or more errors that have a material impact on the Company’s Revenue CAGR; or (iii) a recommendation by the Company’s Board or Audit Committee as the result of any ongoing internal investigation.

The Covered Amounts subject to recoupment or forfeiture pursuant to the foregoing shall include the amounts received by the Participant pursuant to this Award under this Agreement, including (i) any
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proceeds, gains or other economic benefit actually or constructively received by the Participant upon the receipt or settlement of any Award granted hereunder, or upon the receipt or resale of any Shares underlying the Award and (ii) any unvested or unsettled Award (A) in the case of any adjustment or restatement of the Company’s financial statements (including a correction of the Company’s Revenue CAGR), during the three-year period preceding the date on which the Company determined, or if later first disclosed, that it is or will be preparing an adjustment or restatement; or (B) in the case of any fraud, misconduct, act or omission by the Participant, during the three-year period preceding the date of such fraud, misconduct, act or omission, as determined by the Board or a committee thereof.

8. Section 409A of the Code
Notwithstanding the other provisions hereof, this Performance Based Restricted Stock Unit Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Performance Based Restricted Stock Unit Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Any amount payable under this Agreement that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time provided under this Agreement or such other time as permitted under Section 409A of the Code. No interest will be payable with respect to any amount paid within a time period permitted by, or delayed because of, Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Participant directly or indirectly, designate the calendar year of payment.
Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A unless such failure is a result of the Company’s breach of this Plan or the Performance Based Restricted Stock Unit Agreement.
9. Definitions
(a).Cause shall mean the dismissal or discharge of a Participant from employment for one or more of the following reasons or actions: (i) failure to perform, to the reasonable satisfaction of the Company, the Participant’s duties and/or responsibilities, as assigned or delegated by the Company;  (ii) commission of a felony or crime of moral turpitude, including but not limited to embezzlement or fraud; (iii) material breach of the terms of the Participant’s employment agreement, confidentiality and intellectual property agreement or any other agreement by and between the Participant and the Company; (iv) commission of any act of dishonesty, misconduct or fraud in any way impacting the Company, its clients, or its affiliates; (v) any misconduct which brings the Company into disrepute, including conduct that injures or impairs the Company's business prospects, reputation or standing in the community; or (vi) violation of Company policies, including, without limitation, any violation of the Company’s Code of Conduct and Global Workforce Inclusion Policies; provided, however, that the Company shall allow Participant a reasonable
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opportunity (but not in excess of 10 calendar days) to cure, to the reasonable satisfaction of the Company, any act or omission applicable to part (i), (iii), or (vi) above, if curable in the Company’s determination; provided, further, that it is understood that willful or grossly negligent acts or omissions will not be curable.

(b).Change of Control shall have the meaning ascribed to it in the Executive Retention Plan; provided, however, that, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would vest or become payable by reason of a Change in Control, such amount shall vest or become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(c).Executive Retention Plan shall mean the NortonLifeLock Executive Retention Plan as in effect on the date of this Agreement and as hereafter amended from time to time.

(d). Proration Factor shall mean a quotient, the numerator of which is the number of calendar months rounded up to the next whole month) the Participant was in the employ of the Company (or any majority or greater owned subsidiary) during the period commencing with the start of the three-year Performance Period and ending with his or her termination date, and the denominator of which is thirty-six (36) months.

(e).Revenue CAGR shall be computed as the compound annual growth rate of Company revenue during the measurement period as set forth herein (i.e., the two-year and three-year fiscal periods). CAGR shall be calculated in constant currency, using March 2021 average exchange rates.

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APPENDIX C
ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED
OUTSIDE OF THE UNITED STATES

1.    Nature of the Grant. In accepting this Agreement, the Participant acknowledges, understands and agrees that:

a.    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

b.    the grant of CAGR PRUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of CAGR PRUs, or benefits in lieu of CAGR PRUs even if CAGR PRUs have been awarded in the past;

c.    all decisions with respect to future grants of CAGR PRUs, if any, will be at the sole discretion of the Company;

d.    the Participant’s participation in the Plan is voluntary;

e.    the CAGR PRUs and the Shares subject to the CAGR PRUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

f.    the Participant’s participation in the Plan will not create or amend a right to further employment with the Company or, if different, the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

g.    CAGR PRUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and CAGR PRUs are outside the scope of the Participant’s employment contract, if any;

h.    CAGR PRUs and the Shares subject to the CAGR PRUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

i.    unless otherwise agreed with the Company, the CAGR PRUs and the Shares subject to the CAGR PRUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

j.    in the event that Participant is not an employee of the Company, the grant of CAGR PRUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of CAGR PRUs will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company;

k.     the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l.    if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of CAGR PRUs may increase or decrease;

m.    no claim or entitlement to compensation or damages shall arise from forfeiture of the CAGR PRUs resulting from the Participant’s Termination (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant agrees not to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer;

n.    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the CAGR PRUs or of any amounts due to the Participant pursuant to the settlement of the CAGR PRUs or the subsequent sale of any Shares acquired upon settlement;

o.    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and

p.    the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2.    Language. The Participant acknowledges and agrees that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to enable him or her to understand the terms and conditions of this Agreement. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
3.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., CAGR PRUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company, as defined by the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities, where third parties include fellow employees. The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

4.    Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out or his or her participation in the Plan.

NORTONLIFELOCK INC.
PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
RECITALS
A.The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of NortonLifeLock Inc. (the “Company”) and its Subsidiaries and Affiliates. The term “Company” shall include any successor to NortonLifeLock Inc., as well as its Subsidiaries and Affiliates.
B.The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this Performance Based Restricted Stock Unit Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of Common Stock in the form of Performance Based Restricted Stock Units (each, a “TSR PRU”).
C.All capitalized terms in this Agreement shall have the meaning assigned to them in Appendix A or B attached hereto. All undefined terms shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Performance Based Restricted Stock Units. The Company hereby awards to the Participant TSR PRUs under the Plan. Each TSR PRU represents the right to receive one share of Common Stock on vesting based on achievement of the performance objectives set forth in Appendix B (each, a “Share”), subject to the provisions of this Agreement (including any Appendices hereto). The number of Shares subject to this Award, the applicable vesting schedule for the TSR PRUs and the Shares, the dates on which those vested Shares shall be issued to Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement (including any Appendices hereto).
AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Notice of Grant of Award (the “Notice of Grant”).
Vesting Schedule:
The Shares shall vest pursuant to the schedule set forth on Appendix B hereto.
Subject to the provisions of Appendix B hereto, the Shares that may be earned on each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional Shares shall vest following the Participant’s Termination.

Issuance Schedule	The Shares in which the Participant vests shall be issuable as set forth in Paragraph 6. However, the actual number of vested Shares to be issued will be subject to the provisions of Paragraph 7 (pursuant to which the applicable withholding taxes are to be collected) and Appendix B.
2.Limited Transferability. This Award, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with this Agreement and the Plan.
3.Cessation of Service. Subject to the provisions of Appendix B hereto, should the Participant’s service as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the TSR PRUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled TSR PRUs and the Participant’s right to receive TSR PRUs and vest under the Plan in respect thereof, if any, will terminate effective as of the date that the Participant is no longer actively providing service. For purposes of service, transfer of employment between the Company and any Subsidiary or Affiliate shall not constitute Termination of Service. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.
4.Corporate Transaction. Subject to the provisions of Appendix B hereto:
a.In the event of a Corporate Transaction, any or all outstanding TSR PRUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the TSR PRUs).
b.In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Paragraph 4(a) above) pursuant to a Corporate Transaction, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.
c.Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these TSR PRUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.
d.This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
6.Issuance of Shares of Common Stock.
a.As soon as practicable following the applicable vesting date of any portion of the TSR PRU (including the date (if any) on which vesting of any portion of this TSR PRU accelerates), the Company shall issue to, or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock that so vested, subject, however, to the provisions of Paragraph 7 pursuant to which the applicable withholding taxes are to be collected. In no event shall the date of settlement (meaning the date that shares of Common Stock are issued) be later than two and one half (2½) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs.
b.If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled during the seventh month following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.
c.In no event shall fractional Shares be issued.
d.The holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the TSR PRUs until the Award holder becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax Obligations (as defined below).
7.Tax Obligations. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations shall occur at the time the Participant receives a distribution of Common Stock or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by any of the following methods: (1) in the event the TSR PRU is to be settled in part in cash rather than settled in full in Shares, withholding from the cash to be distributed to the Participant in settlement of this Award, (2) permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (3) withholding Shares that are otherwise to be issued and delivered to the Participant under this Award in satisfaction of the Tax Obligations up to the maximum statutory amount. In addition, to the extent this Award is not settled in cash, the

Company is authorized to satisfy any Tax Obligations by withholding for the Tax Obligations from wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment to the Company if the Committee determines in good faith at the time the Tax Obligations arise that withholding pursuant to the foregoing alternatives (2) and (3) above are not in the best interest of the Company or the Participant. In the event the Tax Obligations arise prior to the delivery to the Participant of Common Stock or it is determined after the delivery of Shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, the Participant shall indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Obligations as described in this Paragraph 7.
8.Compliance with Laws and Regulations.
a.The issuance of shares of Common Stock pursuant to the TSR PRU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto, and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
b.The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
9.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries designated by Participant.
10.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement (as may be updated from time to time by written notice from the Participant). All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.Construction. This Agreement and the Notice of Grant evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the TSR PRU.
12.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to, and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
13.Excess Shares. If the Shares covered by this Agreement exceed, as of the date the TSR PRU is granted, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
14.Employment At-Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service with the Company at any time for any reason, with or without cause.
15.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, TSR PRUs granted under the Plan or future TSR PRUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the parties have executed this Agreement on this ____ date of ____________, 2021.

NORTONLIFELOCK INC.

By:
Title:	CEO
Address:	60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ 85281

PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS
The following definitions shall be in effect under the Agreement:
1.Agreement shall mean this Performance Based Restricted Stock Unit Award Agreement.
2.Award shall mean the award of TSR PRUs made to the Participant pursuant to the terms of this Agreement.
3.Award Date shall mean the date the TSR PRUs are granted to Participant pursuant to the Agreement and shall be the date indicated in the Notice of Grant.
4.Code shall mean the Internal Revenue Code of 1986, as amended.
5.Committee shall mean the Compensation and Leadership Development Committee of the Company Board of Directors.
6.Corporate Transaction shall mean
(a)a dissolution or liquidation of the Company,
(b)a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants),
(c)a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,
(d)the sale of substantially all of the assets of the Company, or
(e)any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
7.Common Stock shall mean shares of the Company’s common stock, par value $0.01 per share.
8.Notice of Grant shall mean such notice as provided by the Stock Administration Department of the Company, or such other applicable department of the Company, providing Participant with notice of the issuance of an TSR PRU award pursuant to the Plan and terms of this Agreement.
B-1

9.Participant shall mean the person named in the Notice of Grant relating to the TSR PRUs covered by this Agreement.
10.Plan shall mean the Company’s 2013 Equity Incentive Plan, as the same may be amended from time to time.

B-2

APPENDIX B

Performance Schedule
The number of TSR PRUs that will be earned shall be based on the metrics set forth below. Terms not otherwise defined in Appendix A or B shall have the meaning ascribed to them in the Plan.
1. Grant of TSR Performance Based Restricted Stock Units.

Subject to the terms and conditions of the Agreement, the Notice of Grant and the Plan, the Company hereby grants to the Participant a number of TSR PRUs set forth in the Notice of Grant (the “TSR PRU Grant”), subject to vesting terms as set forth below.

2. Performance Metrics.

The Participant can earn the TSR PRUs based on the Company’s performance over the three-year period set forth in the Notice of Grant hereafter referred to as the “Performance Period”, which Performance Period begins on April 3, 2021 and ends March 29, 2024 (“FY24”). This Agreement covers the relative TSR component of the FY22 PRUs granted to the Participant.

Total Shareholder Return (TSR). The number of TSR PRUs that may be earned following the last day of FY24 will range from of the total TSR PRU Grant, and shall be determined based upon the Company’s three-year TSR performance for FY24 as measured against the three-year TSR performance of the companies comprising the Nasdaq composite over the same period (with the companies in the Nasdaq composite being comprised of those companies that make up the Nasdaq composite at the end of FY24 and with TSR measurements being made at the end of FY24), all as determined by the Committee and set forth in the following chart (“TSR Performance”). Three-year Company TSR performance versus three-year Nasdaq composite performance will be calculated as the 60-trading day average of the Company’s stock price at the beginning and end of such three-year period. For the avoidance of doubt, the TSR Performance period shall begin on April 3, 2021 and end on March 29, 2024. TSR Performance between the Threshold Level and Maximum Level will be determined based on a linear interpolation between the applicable performance levels.

Performance Levels	TSR Performance	TSR Performance Percentage
Below Threshold Level
Threshold Level
Target Level
Maximum Level

Nothing in this Section or elsewhere in the Agreement shall be read as allowing the Participant to earn more than of the TSR PRU Grant during the Performance Period.

Notwithstanding anything to the contrary in this Appendix B, the Committee may, in its sole discretion, adjust the TSR Performance goal(s) to account for strategic transactions to the extent the Committee determines to be reasonable or appropriate.

3. Committee Certification and Vesting of TSR PRUs.
As soon as practicable following the completion of the Performance Period, the Committee shall determine and certify in writing the TSR Performance that has been attained, the TSR Performance Percentage and the number of TSR PRUs that will be eligible to vest based on the TSR Performance Percentage. Notwithstanding the foregoing, if pursuant to Section 5, the TSR PRUs cease to be subject to the Performance Levels, certification by the Committee shall no longer be required for the TSR PRUs to become vested pursuant to Section 5. The Committee’s determination of the number of earned and vested TSR PRUs shall be binding on the Participant.
The earned TSR PRUs will vest on the day following the last day of the Performance Period, subject to (i) Committee certification as set forth above and (ii) the Participant’s continued employment through the day following the last day of the Performance Period, except as provided in Sections 5 and 6 below.
4. Timing of Settlement.
Subject to Section 5 and 6 below, the following settlement provisions shall apply.
The TSR PRUs, to the extent vested, shall be settled as soon as reasonably practicable following the end of the Performance Period.
5. Change of Control.
In the event of a Corporate Transaction constituting a Change of Control, where the Participant’s TSR PRUs are assumed or substituted consistent with Section 4(a) of the Award Agreement, the Participant’s TSR PRUs will, to the extent applicable, be subject to the acceleration provisions of Section 1 of the Executive Retention Plan (as well as all other provisions of such plan, including Section 3 thereof), provided that if a qualifying termination under the Executive Retention Plan occurs prior to or during FY22, the applicable TSR Performance Percentage shall in all cases be , notwithstanding any other higher performance then-predicted or expected. For the avoidance of the doubt, the foregoing acceleration provisions assume a qualifying termination following such Change of Control as set forth in Section 1 of the Executive Retention Plan.
In the event of a Corporate Transaction constituting a Change of Control, where the successor corporation fails to assume the Participant’s TSR PRUs or substitute an equivalent award such that Section 4(b) of the Notice of Grant applies and the Award expires, the TSR PRUs will accelerate and become immediately payable with a TSR Performance Percentage of , notwithstanding any other higher performance then-predicted or expected.
6. Death, Disability and Involuntary Termination.
If the Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates for any reason other than death or Disability prior to the end of FY22, the TSR PRUs shall be immediately cancelled without consideration.
If a Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates by reason of an Involuntary Termination other than for Cause during the Performance Period but after the end of FY22, and provided that the Participant returns and makes effective a general release of claims in favor of the Company (and any majority or greater owned subsidiary) within 60 days following such termination of employment, then the number of TSR PRUs will accelerate and become immediately payable based on the granted TSR PRUs at target level multiplied by the Proration Factor.
If, at any point while the award is outstanding, the Participant’s employment with the Company terminates by reason of death or Disability, the award shall vest in full as of immediately prior to such termination.
For purposes of service, transfer of employment between the Company and any Subsidiary or Affiliate shall not constitute a Termination of Service. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.
7. Forfeiture and Clawback Provision
All benefits hereunder shall be subject to the provisions of any recoupment or clawback policy adopted by the Board or required by law, including but not limited to, any requirement to recoup or require forfeiture of any Covered Amounts as a result of a financial restatement by the Company due to fraud or intentional misconduct to the extent such Covered Amounts would not have been granted, vested, paid or otherwise received had the financial results been calculated based on the Company’s financial statements as restated.

In addition, the Board or Committee shall, in such circumstances as it deems appropriate, recoup or require forfeiture of any Covered Amounts in the event of (i) the Participant’s act or omission resulting in a violation of the Company’s Code of Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers or other Company policy, provided that such act or omission occurs following the effective date of the applicable Code or policy, or any amendment to such Code or policy; (ii) the adjustment of quarterly or annual financial statements (whether audited or unaudited) for any of the Company’s fiscal years during the Performance Period to correct one or more errors that are material to such financial statements; or (iii) a recommendation by the Company’s Board or Audit Committee as the result of any ongoing internal investigation.

The Covered Amounts subject to recoupment or forfeiture pursuant to the foregoing shall include the amounts received by the Participant pursuant to this Award under this Agreement, including (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon the receipt or settlement of any Award granted hereunder, or upon the receipt or resale of any Shares underlying the Award and (ii) any unvested or unsettled Award (A) in the case of any adjustment or restatement of the Company’s financial statements , during the three-year period preceding the date on which the Company determined, or if later first disclosed, that it is or will be preparing an adjustment or restatement; or (B) in the case of any fraud, misconduct, act or omission by the Participant, during the three-year period preceding the date of such fraud, misconduct, act or omission, as determined by the Board or a committee thereof.

8. Section 409A of the Code
Notwithstanding the other provisions hereof, this Performance Based Restricted Stock Unit Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Performance Based Restricted Stock Unit Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Any amount payable under this Agreement that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time provided under this Agreement or such other time as permitted under Section 409A of the Code. No interest will be payable with respect to any amount paid within a time period permitted by, or delayed because of, Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Participant directly or indirectly, designate the calendar year of payment.
Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A unless such failure is a result of the Company’s breach of this Plan or the Performance Based Restricted Stock Unit Agreement.
9. Definitions
(a).Cause shall mean the dismissal or discharge of a Participant from employment for one or more of the following reasons or actions: (i) failure to perform, to the reasonable satisfaction of the Company, the Participant’s duties and/or responsibilities, as assigned or delegated by the Company;  (ii) commission of a felony or crime of moral turpitude, including but not limited to embezzlement or fraud; (iii) material breach of the terms of the Participant’s employment agreement, confidentiality and intellectual property agreement or any other agreement by and between the Participant and the Company; (iv) commission of any act of dishonesty, misconduct or fraud in any way impacting the Company, its clients, or its affiliates; (v) any misconduct which brings the Company into disrepute, including conduct that injures or impairs the Company's business prospects, reputation or standing in the community; or (vi) violation of Company policies, including, without limitation, any violation of the Company’s Code of Conduct and Global Workforce Inclusion Policies; provided, however, that the Company shall allow Participant a reasonable opportunity (but not in excess of 10 calendar days) to cure, to the reasonable satisfaction of the Company, any act or omission applicable to part (i), (iii), or (vi) above, if curable in the Company’s determination; provided, further, that it is understood that willful or grossly negligent acts or omissions will not be curable.
(b).Change of Control shall have the meaning ascribed to it in the Executive Retention Plan; provided, however, that, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would vest or become payable by reason of a Change in Control, such amount shall vest or become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(c).Executive Retention Plan shall mean the NortonLifeLock Executive Retention Plan as in effect on the date of this Agreement and as hereafter amended from time to time.

(d).Proration Factor shall mean a quotient, the numerator of which is the number of calendar months rounded up to the next whole month) the Participant was in the employ of the Company (or any majority or greater owned subsidiary) during the period commencing with the start of the three-year Performance Period and ending with his or her termination date, and the denominator of which is thirty-six (36) months.

(e).TSR shall mean the number, expressed as a percentage, equal to (i) the change in stock price over the applicable period (measured using a 60 trading day average stock price at the beginning including the value of dividends issued over the same period and end of the applicable period) plus the value of dividends issued in the respective period, divided by (ii) the 60 trading day average stock price at the beginning of the applicable period including the value of dividends issued over the same period.

(f).TSR Target Grant shall mean the number of shares of Common Stock associated with the TSR PRU grant as determined by the Committee, assuming a TSR Performance Percentage of .

APPENDIX C
ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED
OUTSIDE OF THE UNITED STATES

1.    Nature of the Grant. In accepting this Agreement, the Participant acknowledges, understands and agrees that:

a.    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

b.    the grant of TSR PRUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of TSR PRUs, or benefits in lieu of TSR PRUs even if TSR PRUs have been awarded in the past;

c.    all decisions with respect to future grants of TSR PRUs, if any, will be at the sole discretion of the Company;

d.    the Participant’s participation in the Plan is voluntary;

e.    the TSR PRUs and the Shares subject to the TSR PRUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

f.    the Participant’s participation in the Plan will not create or amend a right to further employment with the Company or, if different, the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

g.    TSR PRUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and TSR PRUs are outside the scope of the Participant’s employment contract, if any;

h.    TSR PRUs and the Shares subject to the TSR PRUS, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

i.    unless otherwise agreed with the Company, the TSR PRUs and the Shares subject to the TSR PRUS, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

j.    in the event that Participant is not an employee of the Company, the grant of TSR PRUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of TSR PRUs will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company;

k.     the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l.    if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of TSR PRUs may increase or decrease;

m.    no claim or entitlement to compensation or damages shall arise from forfeiture of the TSR PRUs resulting from the Participant’s Termination (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant agrees not to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer;

n.    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the TSR PRUs or of any amounts due to the Participant pursuant to the settlement of the TSR PRUs or the subsequent sale of any Shares acquired upon settlement;

o.    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and

p.    the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2.    Language. The Participant acknowledges and agrees that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to enable him or her to understand the terms and conditions of this Agreement. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
3.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., TSR PRUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company, as defined by the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities, where third parties include fellow employees. The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

4.    Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out or his or her participation in the Plan.